Exhibit (h)(2)

AMENDED AND RESTATED SCHEDULE B

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE FUNDS,

GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE

INVESTMENT ADVISORS, INC.

CO-ADMINISTRATION SERVICES TO BE PROVIDED BY GSAM

Financial and Regulatory

1.	Serve as the Trust’s:

a.	Treasurer

b.	Chief Accounting Officer

c.	Assistant Treasurer

d.	Assistant Secretary

2.	Oversight and review of:

a.	Annual Financial Report

b.	Semi-Annual Financial Report

c.	N-PORT

d.	N-CEN

e.	N-CSR

3.	Oversight of the calculation and payment of 24f-2 fees

4.	Coordinate Form N-Q filing

5.	Review N-1A financial and performance information and review N-1A and SAI

6.	Coordinate XBRL filing

7.	Audit coordination

8.	Review Funds’ quarterly net investment income dividend calculations

Certifications and Reviews

1.	Review and certification of regulatory filings, including financials, N-CSR, N-1A, and N-Q

2.	Participate in and coordinate SOX certification process

3.	Review and maintain Funds’ disclosure controls and procedures

4.	Perform vendor oversight of certain service providers’ policies and procedures in conjunction with the Funds’ CCO and CIA

5.	Vendor assessment score cards (SSB, Printer, KPMG)

6.	Attend Board meetings and present financial report

7.	Participate in audit committee meetings

8.	Provide representation at SEC examinations, if necessary

Expenses

1.	Oversee the Funds’ expense budgeting process

2.	Review expense cap monitoring and reimbursements

3.	Monitor and review Trustee Deferred Compensation

Performance

1.	Review performance vs. benchmark information

2.	Review distribution yields

Legal Admin

1.	Coordinate the filing of the following regulatory reports:

a.	Annual Financial Report

b.	Semi-Annual Financial Report

c.	N-PORT

d.	N-CEN

e.	N-CSR

f.	24f-2

g.	N-Q

h.	N-PX

i.	N-1A

j.	SAI

k.	XBRL

2.	Monitor Blue Sky registrations

3.	Ad hoc legal consultations

Tax

1.	Prepare and review work papers and returns for federal income tax

2.	Prepare and review work papers and returns for state income tax

3.	Prepare tax diversification qualifications tests

4.	Prepare tax shareholder reporting income per state and qualified income tests (ICI Reporting)

5.	Calculate and communicate the Funds’ annual income and capital gains distributions

6.	Prepare tax-related reclassifications entries for financial statements (wash sales ROCSOPS)

7.	Authorized Preparer Signature for tax returns

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Schedule B to be executed by their officers designated below as of February 19, 2019.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name: William R. Schuetter
Title: President

GOLDMAN SACHS ASSET MANAGEMENT, a division of Goldman, Sachs & Co.

By:	/s/ Thomas J. Davis
Name: Thomas J. Davis
Title: Managing Director

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ Laura Spidle
Name: Laura Spidle
Title: Chief Compliance Officer

AMENDED AND RESTATED SCHEDULE C

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE FUNDS,

GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE

INVESTMENT ADVISORS, INC.

CO-ADMINISTRATION SERVICES TO BE PROVIDED BY CIA

Regulatory and Compliance

1.	Serve as the Trust’s:

a.	President

b.	Chief Compliance Officer

c.	AML Officer

d.	Secretary

2.	Review and oversight of:

a.	Annual Financial Report

b.	Semi-Annual Financial Report

c.	N-PORT

d.	N-CEN

e.	N-CSR

3.	Prepare and review N-PX and N-Q filings

4.	Update the Funds’ investment information and risks and review N-1A and SAI

5.	Coordinate and review XBRL

6.	Monitor the Funds’ service providers’ compliance programs and reports to Board

7.	Coordinate fair value and matrix pricing

8.	Coordinate and assist in developing responses to regulatory inquiries

9.	Monitor purchases and redemptions for market timing, late trading and unusual activity and report to the Board

10.	Monitor all 1940 Act compliance testing and programs

11.	Perform vendor oversight of certain service providers’ policies and procedures in conjunction with the Funds’ CCO and GSAM

12.	Review and certification of regulatory filings, including financials, N-CSR, N-1A, and N-Q

13.	Participate in and coordinate SOX certification process

14.	Review N-1A financial and performance information and review N-1A and SAI

15.	Audit coordination

16.	Maintain Funds’ Liquidity Risk Management Program

Board Admin

1.	Develop, publish and coordinate Board materials

2.	Develop agenda for Board meetings

3.	Provide venue and logistics for Board meetings

4.	Coordinate communications and consult with Trustees as appropriate

Fund Admin

1.	Calculate and validate service fees for third party record keepers

2.	Distribute income rates and prices to vendors and servicing entities

3.	Complete invoice reviews for Funds’ expenses

4.	Coordinate ICI relationship

5.	Coordinate tax information mailings to shareholders

6.	Coordinate and review investment performance updates, including commentary and publication of quarterly and monthly sheets and annual reports

7.	Liaison between DST and Trust Administrators, including assistance with account set-up, client communications and meetings

8.	Maintain Funds’ website, update for compliance with regulatory items

9.	Evaluate service providers and coordinate RFP reviews

10.	Negotiate Funds’ insurance policies and monitor insurance coverage

11.	Daily NAV oversight

12.	Serve as a liaison to the Funds’ auditor and audit committee

13.	Oversee the Funds’ expense budgeting process, including the procedures and authorizations under which the Funds’ vendor makes payments

14.	Review expense cap monitoring and reimbursements

15.	Monitor and review Trustee Deferred Compensation

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Schedule C to be executed by their officers designated below as of February 19, 2019.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name: William R. Schuetter
Title: President

GOLDMAN SACHS ASSET MANAGEMENT, a division of Goldman, Sachs & Co.

By:	/s/ Thomas J. Davis
Name: Thomas J. Davis
Title: Managing Director

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ Laura Spidle
Name: Laura Spidle
Title: Chief Compliance Officer

AMENDED AND RESTATED SCHEDULE D

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE FUNDS,

GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE

INVESTMENT ADVISORS, INC.

TOTAL FEES PAID TO CO-ADMINISTRATORS

For each Fund listed on Schedule A, the Trust shall pay an aggregate administrative fee payable on the last day of each month at the annual rate of 0.1450 of 1% of each Fund’s average daily net assets, allocated as follows:

FEES PAID BY THE TRUST TO GSAM

For each Fund listed on Schedule A, GSAM shall receive an administrative fee payable on the last day of each month at the annual rate of 0.025 of 1% of each Fund’s average daily net assets.

FEES PAID BY THE TRUST TO CIA

For each Fund listed on Schedule A, CIA shall receive an administrative fee payable on the last day of each month at the annual rate of 0.120 of 1% of each Fund’s average daily net assets.

D-1

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Schedule D to be executed by their officers designated below as of February 19, 2019.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name: William R. Schuetter
Title: President

GOLDMAN SACHS ASSET MANAGEMENT, a division of Goldman, Sachs & Co.

By:	/s/ Thomas J. Davis
Name: Thomas J. Davis
Title: Managing Director

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ Jeffrey Bolin
Name: Jeffrey Bolin
Title: Vice President

D-2